[Form of Letter Agreement for Sponsors, PWP and BNYH]

[Insert Date]

BPW Acquisition Corp.

750 Washington Boulevard

Stamford, Connecticut 06901

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attn: General Counsel

Re:	Initial Public Offering

Ladies and Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between BPW Acquisition Corp., a Delaware corporation (the “Company”) and Citigroup Global Markets Inc., as representative of the several underwriters (the “Underwriters”), relating to an underwritten initial public offering (the “Offering”), of 37,500,000 of the Company’s units (the “Units”), each comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant exercisable for one share of Common Stock (each, a “Warrant”). The Units sold in the Offering will be listed and traded on the American Stock Exchange pursuant to a Registration Statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “SEC”). Certain capitalized terms used herein are defined in paragraph 13 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of (x) [BNYH BPW Holdings LLC] [Perella Weinberg Partners Acquisition LP] (the “Sponsor” and together with [BNYH BPW Holdings LLC] [Perella Weinberg Partners Acquisition LP], the “Sponsors”) and (y) for purposes of paragraphs 4, 11(b), 12, 13 and 14 only, [Brooklyn NY Holdings LLC (“BNYH”)] [Perella Weinberg Partners Group LP (“PWP”)] hereby agrees with the Company as follows:

1. The Sponsor agrees that (i) in connection with a vote to approve any proposed Initial Business Combination or an amendment to the Company’s amended and restated certificate of incorporation to provide for an Extension Period, as the case may be, it shall (a) vote all shares of Founders’ Common Stock owned by it in accordance

BPW Acquisition Corp.
Citigroup Global Markets Inc.

with the majority of the votes cast by the Public Stockholders and (b) vote any shares of Common Stock acquired by it in the Offering or the secondary public market in favor of any proposed Initial Business Combination or an amendment to the Company’s amended and restated certificate of incorporation to provide for an Extension Period, as the case may be, and (ii) it shall vote all shares of Common Stock (including the Founders’ Common Stock) owned by it in favor of an amendment to the Company’s amended and restated certificate of incorporation providing for the Company’s perpetual existence in connection with a vote to approve a proposed Initial Business Combination. The Sponsor also acknowledges and agrees that it will not have any conversion rights with respect to the shares of Founders’ Common Stock owned by it.

2. The Sponsor hereby agrees that in the event that the Company fails to consummate an Initial Business Combination within 24 months after the date of the final Prospectus relating to the Offering (or within any Extension Period), the Sponsor shall take all reasonable steps to (a) cause the Trust Account to be liquidated and distributed to the holders of Common Stock purchased in the Offering as soon as reasonably practicable and (b) cause the Company to be dissolved and liquidated as soon as reasonably practicable. The Sponsor agrees that in connection with any cessation of the corporate existence of the Company, it will take all reasonable steps to cause the Company to adopt a plan of dissolution and distribution in accordance with Section 281(b) of the General Corporation Law of the State of Delaware or any successor provision thereto.

3. The Sponsor hereby waives any right, title, interest or claim of any kind in or to any distributions of the Trust Account as a result of any liquidation of the Company with respect to the Founders’ Common Stock. The undersigned hereby waives any claim the undersigned may have in the future against the Trust Account, and will not seek recourse against the funds held in or distributed from the Trust Account prior to our initial business combination, in either case on account of, or arising out of, any contracts or agreements with the Company.

4. (a) In the event of the liquidation of the Trust Account, each of the Sponsors, BNYH and PWP (collectively, the “Indemnitors”), jointly and severally, shall (i) in the event that the Company’s assets not held in the Trust Account are insufficient to pay the costs of the liquidation, advance to the Company the funds necessary to complete the liquidation and will not seek repayment from the Company for such amounts and (ii) indemnify and hold harmless the Company against claims of prospective target businesses, vendors for services rendered or products sold to the Company or third parties, including lenders, with whom the Company enters into contractual relationships following the consummation of the Offering to the extent necessary to ensure that such claims do not reduce the amount of funds in the Trust Account, but only if such prospective target business, vendor or third party has not executed an agreement waiving claims against the Trust Account (whether or not such agreement is enforceable);

BPW Acquisition Corp.
Citigroup Global Markets Inc.

provided, however, that such indemnity shall not apply as to any claims under the Company’s indemnity of the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

(b) The Indemnitors will have the right to defend against any such claim with counsel of their choice reasonably satisfactory to the Company if within 15 days following written receipt of notice of the claim to the Indemnitors, the Indemnitors notify the Company in writing that the Indemnitors will undertake such defense.

(c) Each Indemnitor hereby represents that it is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated by the SEC under the Securities Act of 1933, as amended, and each Indemnitor further represents that it has sufficient funds available to it to satisfy its indemnification obligations under this paragraph 4.

5. To the extent that the Underwriters do not exercise their over-allotment option to purchase an additional 5,625,000 Units of the Company (as described in the Prospectus), the Sponsor agrees that it shall return to the Company for cancellation, at no cost, a number of Founders’ Units held by the Sponsor determined by multiplying [___________] by a fraction, (i) the numerator of which is 5,625,000 minus the number of shares of Common Stock purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 5,625,000.

6.             (a) The Sponsor shall not without the prior written consent of the Underwriters (i) sell, offer to sell, contract or agree to sell, assign, hypothecate, donate, pledge, grant any security interest in, encumber, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, in respect of, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, or any securities convertible into or exercisable or exchangeable for, or other rights to purchase, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) in respect of:

(A) its Founders’ Securities, for a period of 180 days from the date the Company consummates its Initial Business Combination or earlier in the event that subsequent to the consummation of the Initial Business Combination (x) the last sales price of the Common Stock equals or exceeds $13.25 per share for any 20 trading days

BPW Acquisition Corp.
Citigroup Global Markets Inc.

within any 30-trading day period commencing 90 days after the date of the consummation of such Initial Business Combination or (y) the Company consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property;

(B) its Sponsors’ Warrants and the underlying shares of Common Stock, until after the Company completes its Initial Business Combination;

(C) its Limit Order Securities, for a period of 180 days from the date the Company consummates its initial Business Combination; and

(D) its other securities of the Company, for a period of 180 days from the date of the final Prospectus relating to the Offering.

(b) Notwithstanding the foregoing, the Sponsor may transfer (i) its Founders’ Securities (A) to partners, members or employees of PWP, BNYH or the Company, (B) to a holders’ partners or members upon its liquidation, (C) to relatives and trusts for estate planning purposes, or (D) by private sales with respect to up to 33% of the Founders’ Units made at or prior to the consummation of the Initial Business Combination at prices no greater than the price at which the Founders’ Units were originally purchased from the Company (approximately $0.0023 per Unit), and (ii) its Sponsors’ Warrants and the underlying shares of Common Stock (A) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors or any affiliates of either Sponsor, including the holders of their equity securities and partners, members and employees of PWP and BNYH, (B) by gift to a member of a holder’s immediate family or to a trust, the beneficiary of which is a member of the holder’s immediate family, an affiliate of a Sponsor or to a charitable organization; (C) by virtue of the laws of descent and distribution upon death of any holder; (D) by virtue of the laws of the state of Delaware or the Sponsor’s limited partnership or limited liability company agreement upon dissolution of the Sponsor, or (E) pursuant to a qualified domestic relations order to which a holder is subject; provided, however, that the permissive transfers set forth in this paragraph (b) may be implemented only upon the respective transferee’s written agreement with the Company to be bound by the terms and conditions of such transfer restrictions and, if at the time applicable, the voting, waiver and forfeiture provisions with respect to the securities being transferred (as applicable, such permitted transferees the “Permitted Transferees”).

(c) Further, the Sponsor agrees that after the applicable lock-up periods described in this Section 6 have elapsed, such securities shall only be transferable or saleable pursuant to a sale registered under the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC or pursuant to an available exemption

BPW Acquisition Corp.
Citigroup Global Markets Inc.

from such registration. The Company and the Sponsor each acknowledge that pursuant to the Registration Rights Agreement between the Company, the Sponsor and certain directors of the Company, the Sponsor may request that a registration statement relating to the Securities be filed with the SEC prior to the end of the applicable lock-up period; provided that such registration statement does not become effective prior to the end of the applicable lock-up period.

(d) The Sponsor and the Company acknowledge and agree that the transfer restrictions set forth in this Section 6 shall supersede the transfer restrictions relating to the Founders’ Securities (other than the Founders’ Warrants and the underlying shares of Common Stock) set forth in that certain Initial Unit Subscription Agreement, effective as of October 31, 2007, between the Company and the Sponsor, as amended and restated as of February     , 2008 (the “Unit Subscription Agreement”).

7.             (a) Except as disclosed in the Prospectus, neither the Sponsor nor any affiliate of the Sponsor will be entitled to receive, and no such person will accept, any fees, reimbursements or other compensation of any kind from the Company for services rendered to the Company prior or in connection with the consummation of an Initial Business Combination other than reimbursement for any out-of-pocket expenses related to the Offering and identifying, investigating and consummating an Initial Business Combination. The Sponsor acknowledges that the audit committee of the Company’s board of directors will review and approve all payments and reimbursements made to the Sponsor and its affiliates in excess of $10,000, and that any payments and reimbursements made to members of the audit committee will be reviewed and approved by the Company’s board of directors, with any interested directors abstaining from such review and approval.

(b) Neither the Sponsor nor any affiliate of the Sponsor will accept a finder’s fee, consulting fee or any other compensation or fees from any other person in connection with an Initial Business Combination, other than compensation or fees that may be received for any services provided following such Initial Business Combination.

8. The Sponsor agrees that it will not become a sponsor, promoter, officer or director of any other blank check company until the earlier of the filing by the Company of a Form 8-K with the SEC announcing the execution by the Company of a definitive agreement for an Initial Business Combination and the Company’s liquidation. The Sponsor hereby acknowledges and agrees that (a) monetary damages would not be an adequate remedy for any breach by the Sponsor of any of its obligations under this paragraph 8, and (b) the non-breaching parties hereto shall be entitled to injunctive relief, in addition to any other remedy such parties may have, in the event of such breach.

BPW Acquisition Corp.
Citigroup Global Markets Inc.

9. The Sponsor’s questionnaires furnished to the Company and the Underwriters and attached hereto as Exhibits A-1 and A-2 are true and accurate in all respects, and the Sponsor hereby consents to being named in the Prospectus. The Sponsor represents and warrants that:

(a) the Sponsor is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b) the Sponsor has never been convicted of or pleaded guilty to any crime (i) involving any fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and the undersigned is not currently a defendant in any such criminal proceeding; and

(c) the Sponsor has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

10. The Sponsor shall:

(a) report to the SEC and publicly disclose pursuant to Form 4, Statement of Changes of Beneficial Ownership of Securities, each purchase of Common Stock (including Limit Order Securities made by it pursuant to the Limit Order Agreement) within two days of any such purchase;

(b) provide the Division of Trading and Markets of the SEC promptly upon request, but in any event no later than 30 days after any such request, a daily time-sequenced schedule of all purchases of Limit Order Securities made pursuant to the Limit Order Agreement, on a transaction-by-transaction basis, including (i) size, broker (if any), time of execution and price of purchase and (ii) the exchange, quotation system or other facility through which the purchase of Limit Order Securities occurred; and

(c) cause appropriate representatives of the undersigned to be available to respond to any inquiries made by the Division of Trading and Markets of the SEC regarding purchases of Limit Order Securities made pursuant to the Limit Order Agreement.

11. (a) The Sponsor represents and warrants that each of the Unit Subscription Agreement, Sponsors’ Warrant Subscription Agreement, Registration Rights Agreement, Limit Order Agreement, Securities Assignment Agreement and Securities Purchase Agreement has been duly authorized, executed and delivered by the Sponsor, is a valid and binding agreement of the Sponsor, enforceable against the Sponsor in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

BPW Acquisition Corp.
Citigroup Global Markets Inc.

(b) [BNYH]/[PWP] represents and warrants that the Right of First Review Agreement has been duly authorized, executed and delivered by [BNYH]/[PWP], is a valid and binding agreement of [BNYH]/[PWP], enforceable against [BNYH]/[PWP] in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

12. The undersigned represents and warrants that it has full right and power, without violating any agreement by which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this letter agreement, this letter agreement has been duly authorized, executed and delivered by the undersigned and is a valid and binding agreement of the undersigned, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

13. As used herein, (a) an “Extension Period” shall mean the extended period of time within which the Company must complete an Initial Business Combination from 24 months to up to 30 months from the date of the final Prospectus approved by the Company’s stockholders in accordance with and under the circumstances contemplated by the Company’s amended and restated certificate of incorporation; (b) an “Initial Business Combination” shall mean a business combination with one or more target businesses that have an aggregate fair market value of at least 80% of the amount held in the Trust Account (excluding the amount held in the trust account representing the underwriters’ deferred commission but including any amount paid to converting stockholders in connection with the stockholder approval of any proposed Extension Period) at the time of such Initial Business Combination; (c) “Founders’ Securities” shall mean the Founders’ Units, Founders’ Common Stock, Founders’ Warrants and the shares of Common Stock underlying the Founders’ Warrants; (d) “Founders’ Units” shall mean the 10,781,250 units of the Company in aggregate amount acquired by the Sponsors prior to the consummation of the Offering, with each unit consisting of one share of Common Stock (the “Founders’ Common Stock”) and one warrant to purchase one share of Common Stock (the “Founders’ Warrants”), of which an aggregate of 334,899 Founders’ Units were subsequently transferred to Roger W. Einiger, J. Richard Fredericks, and Wolfgang Schoellkopf; (e) Limit Order Agreement” shall mean that certain Rule 10b5-1 Stock Purchase Plan entered into by and among the Company, the Sponsor and Citigroup Global Markets Inc.; (f) “Limit Order Securities” shall mean the shares of Common Stock purchased by the Sponsor pursuant to the Limit Order Agreement; (g) “Public Stockholders” shall mean the holders of the Company’s

BPW Acquisition Corp.
Citigroup Global Markets Inc.

securities issued in the Offering; (h) “Registration Rights Agreement” shall mean that certain Registration Rights Agreement, dated as of [________], 2008, entered into by and among the Company, the Sponsors and the other parties thereto; (i) “Right of First Review Agreement” shall mean that certain Right of First Review Agreement, dated as of [________], 2008, entered into by and between the Company and [BNYH]/[PWP]; (j) “Securities Assignment Agreement” shall mean that certain Securities Assignment Agreement, as amended and restated as of [__________], 2008, entered into by and among the Sponsors, Roger W. Einiger, J. Richard Fredericks, and Wolfgang Schoellkopf; (k) “Securities Purchase Agreement” shall mean the Securities Purchase Agreement, as amended and restated as of [__________], 2008, entered into by and among the Sponsors, Roger W. Einiger, J. Richard Fredericks, and Wolfgang Schoellkopf; (l) “Sponsors’ Warrants” shall mean the 8,600,000 warrants of the Company in aggregate amount, each exercisable for one share of Common Stock, acquired by the Sponsors simultaneously with the consummation of the Offering, of which an aggregate of 149,571 Sponsors’ Warrants were subsequently transferred to Roger W. Einiger, J. Richard Fredericks, and Wolfgang Schoellkopf; (m) “Sponsors’ Warrant Subscription Agreement” shall mean that certain Sponsors’ Warrant Subscription Agreement between the Company and the Sponsors, as amended and restated as of [__________], 2008 and (n) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Offering and the proceeds of the private placement of the Sponsors’ Warrants will be deposited.

14. Nothing contained herein shall be deemed to render any underwriter with respect to the Offering a representative of, or a fiduciary with respect to, the Company, its stockholders, or any creditor or vendor of the Company with respect to the subject matter hereof or the transactions contemplated hereby. This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto. No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles. This letter agreement shall be binding on each of the parties and their respective successors, heirs, personal representatives and permitted assigns.

This letter agreement shall terminate on the earlier of (i) the expiration of the longest lock-up period and (ii) the liquidation of the Company; provided, that this letter agreement shall earlier terminate in the event that the Offering is not consummated

BPW Acquisition Corp.
Citigroup Global Markets Inc.

and closed by [_____________], 2008; provided further that Section 4 of this Agreement shall survive any such termination and that any such termination shall not relieve the undersigned from liability for any breach of this letter agreement by the undersigned prior to its termination.

[Signature page follows]

Sincerely,
[BNYH BPW HOLDINGS LLC] [PERELLA WEINBERG PARTNERS ACQUISITION LP]

[By: PWP Acquisition GP LLC]

By:
[Michael E. Martin] [Joseph R. Perella] Authorized Person

For purposes of paragraphs 4, 11(b), 12, 13 and 14 only:
[BROOKLYN NY HOLDINGS LLC]/[PERELLA WEINBERG PARTNERS GROUP LP]

By:
Name:
Title:

Acknowledged and Agreed:

BPW ACQUISITION CORP.

By:
Michael E. Martin
Chief Executive Officer

CITIGROUP GLOBAL MARKETS INC.

By:
[Name]
[Title]

EXHIBIT A-1

(Attached)

EXHIBIT A-2

(Attached)